Exhibit 10.17
GENERAL LEASE — SINGLE TENANT
THIS LEASE is dated for reference the 25th day of January, 2006.
BETWEEN:
2285 CLARK INVESTMENTS LTD, a company incorporated under the laws of the Province of British Columbia, and having a place of business at 1-2285 Clark Drive, Vancouver, British Columbia, V5N 3G9
(hereinafter called the “Landlord”)
OF THE FIRST PART

AND:	LULULEMON ATHLETICA INC., a company incorporated under the laws of the Province of British Columbia, and have a place of business at 1945 McLean Drive, Vancouver, B.C. V5N 3J7

(hereinafter called the “Tenant”)
OF THE SECOND PART
WHEREAS:
          A. The Landlord is the registered owner of lands in the City of Vancouver legally described as: Lots 3-8, Block 94, District Lot 264A, Plan 442 1771, Ex. Plan 4094, N.W.L.D. (herein called the “Lands”);
          B. There is a building on the Lands (herein called the “Building”);
          C. The Tenant has offered to lease from the Landlord the Building and the Lands civically described as 2285 Clark Drive, Vancouver, British Columbia (herein together called the “Leased Premises”).
          WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant, to be paid, observed and performed, the Landlord has demised and leased and by these presents does demise and lease unto the Tenant the Leased Premises on the terms, conditions and covenants as hereinafter set forth.
ARTICLE 1
DEFINITIONS
          1.1. Operating Costs
          “Operating Costs” shall mean without duplication or profit and subject to the exclusions herein mentioned, the total of all actual costs, charges and expenses related to the Leased Premises including, without limiting the generality of the foregoing:

               (a) gas, oil, power, electricity, water, sewer, communications, cleaning, janitorial and all other utilities and services:
               (b) servicing, repairing, maintaining or replacing sewers and drains, lighting, heating, ventilating, air conditioning and all other fixtures and equipment servicing the Leased Premises;
               (c) snow and garbage removal, servicing, maintaining, operating, improving, altering, repairing, replacing in lieu of repairing, supervising and policing wages (including statutory or usual fringe benefits) and fees to independent contractors relating thereto;
               (d) servicing and maintaining the Leased Premises including the costs of the Landlord in performing the services and maintenance set out in this Article that are not the responsibility of the Landlord including depreciation in accordance with generally accepted accounting principles on items subject to periodic replacement;
               (e) periodic painting of the Building, parking lot lines and lamp standards;
               (f) all costs and charges to or by the Landlord for servicing and maintaining directory signs;
               (g) the property management fee being $950.00 per month
               (h) the premiums on all insurance policies placed by the Landlord;
               (i) all other actual costs, expenses and charges incurred by the Landlord with respect to operating the Building from time to time;
               (j) the cost of all improvements intended primarily to reduce operating costs, equal to, but not exceeding in any year, the reduction in such year, which cost shall be amortized by the Landlord over a period in accordance with generally accepted accounting principles.
Notwithstanding anything contained herein the operating costs outlined in Article 1.1 shall not include or there shall be deducted from, as the case may be:
               (k) any insurance proceeds or judgments or settlements made in relation thereto received by the Landlord with respect to the Leased Premises;
               (l) legal costs or collection costs that do not involve the Tenant;
               (m) interest on debt or capital retirement of debt;
               (n) any taxes personal to the Landlord;
               (o) salaries or fringe benefits to officers and directors of the Landlord.

ARTICLE 2
TERM
          2.1. Term
          The Tenant to have and to hold the Leased Premises for and during the term of Three (3) years, commencing on the 1st day of February, 2006 (herein called the “Commencement Date”) and expiring on the 31st day of January, 2009 (herein called the “Term”) unless sooner terminated pursuant to any provision hereof.
          2.2. Delay in Occupancy
          If the Leased Premises are not available for occupancy by the Tenant on the Commencement Date of the Term, this Lease shall remain in full force and effect and subject to the terms and conditions herein contained, and the Tenant shall take possession of the Leased Premises on the Occupancy Date (as herein defined).
          2.3. Occupancy Date
          The Occupancy Date shall be the earlier of:
               (a) the first business day after the day upon which the Landlord has notified the Tenant in writing that the Leased Premises (except for the performing of Landlord’s work, if any, which has been delayed, hindered or prevented by the Tenant or by non-completion of the Tenant’s work) are ready for occupancy by the Tenant and the Landlord’s determination that the Leased Premises are ready for occupancy shall be final and binding upon the Tenant; or
               (b) the date upon which the Tenant commences business on the Leased Premises; or
               (c) the date upon which the Tenant receives keys to the Leased Premises.
          2.4. Liability of the Landlord
          The Landlord shall not be liable for any loss, injury, damage or inconvenience which the Tenant may sustain by reason of the inability of the Landlord for any reason to deliver the Leased Premises ready for occupancy on the Commencement Date.
          2.5. Entry Prior to Commencement Date
          In the event that the Tenant is allowed entry into the Leased Premises prior to the Commencement Date, the Tenant agrees to be bound by the terms and conditions of this Lease, but only shall be liable for additional rent and not minimum rent apportioned on a per diem basis from such earlier occupancy date to the Commencement Date.

ARTICLE 3
RENT
          3.1. Rent
          Yielding and paying therefore unto the Landlord and its successors and assigns, without prior demand during the Term in lawful money of Canada the following:
               (a) the annual rent of:
                    (i) Three Hundred and Seventy Two Thousand Dollars ($372,000.00) plus GST payable without deduction, set-off or abatement except as expressly provided in this Lease by equal consecutive monthly installments of Thirty One Thousand Dollars ($31,000.00) plus GST payable in advance on the first day of each month during the first year of the Term, commencing on the first day of February, 2006, to and including the first day of January, 2007; and
                    (ii) Three Hundred and Eighty Four Thousand Dollars ($384,000.00) plus GST payable without deduction, set-off or abatement except as expressly provided in this Lease by equal consecutive monthly installments of Thirty Two Thousand Dollars ($32,000.00) plus GST payable in advance on the first day of each month during the second year of the Term commencing on the first day of February, 2007 to and including the first day of January, 2008; and
                    (iii) Three Hundred and Ninety Six Thousand Dollars ($396,000.00) plus GST payable without deduction, set-off or abatement except as expressly provided in this Lease by equal consecutive monthly installments of Thirty Three Thousand Dollars ($33,000.00) plus GST payable in advance on the first day of each month during the last year of the Term commencing on the first day of February, 2008 to and including the first day of January, 2009; and
               (b) all such other amounts as shall become due and payable hereunder by the Tenant to the Landlord (herein called “additional rent”) and all rights that the Landlord has in respect of rent, the Landlord shall also have in respect of additional rent, whether or not such amounts be specifically designated elsewhere in this Lease as “additional rent”.
          3.2. Interest on Overdue Rent
          Each and every payment of rent or additional rent payable under the provisions of this Lease by the Tenant to the Landlord or the payment of any costs or expenses incurred by the Landlord in enforcing the provisions of this Lease shall be due and payable as provided for under the terms of this Lease and if not paid when due shall bear interest at the rate of five percent (5%) per annum above the prime commercial lending rate of the Landlord’s designated bank from time to time in the City of Vancouver from the date when same shall become payable under the terms of this Lease until the same shall be paid, and such interest shall accrue and be payable without the necessity of any demand therefore being made. Notwithstanding the provisions of this paragraph, nor the payment nor acceptance of interest payable hereunder, the Landlord shall not hereby be deemed to have waived any default or breach by the Tenant of the terms of this

Lease that may have occurred and the Landlord may exercise its rights hereunder arising from such default or breach and concurrently recover the interest as herein provided.
          3.3. Deposit
          The Tenant hereby pays a deposit to the Landlord in the amount of $64,000.00 plus GST tax. The deposit is to be firstly applied towards the first month’s rent due hereunder, and secondly, the balance of the deposit is to be retained by the Landlord without interest to the Tenant, as a security deposit, to be returned to the Tenant upon, the expiry of the Term or any renewal thereof, or to be applied, at any time during the Term or thereafter, by the Landlord to rectifying any damage to the Leased Premises caused by the Tenant, and if the security deposit is so used by the Landlord during the Term, the Tenant covenants to replace the security deposit with the Landlord promptly upon demand.
ARTICLE 4
USE OF LEASED PREMISES
          4.1. Use of Leased Premises
          The Tenant covenants to use and occupy the Leased Premises for the sole purpose of the design and production of wearing apparel and ancillary office uses. The Tenant shall not use or permit or suffer the use of the Leased Premises for any other purpose without the prior written consent of the Landlord. The Tenant acknowledges that it is solely the Tenant’s responsibility to obtain all necessary business and occupation licences and permits and the Landlord makes no warranty as to bylaw or zoning compliance of the Leased Premises for the Tenant’s business all of which much be determined by the Tenant.
ARTICLE 5
TENANTS COVENANTS
          The Tenant covenants with the Landlord as follows:
          5.1. Rent
          To pay when due, rent and additional rent.
          5.2. Business Tax
          To pay when due, all taxes, business taxes, permit fees, business license fees, rates, and other charges, fees or costs payable, levied or assessed in respect of the use and occupancy of the Leased Premises by the Tenant, the business or businesses carried on therein, or the improvements, equipment, machinery or fixtures therein and to promptly furnish receipts evidencing such payment upon the written request of the Landlord.
          5.3. Municipal and Property Tax
     To pay on demand:

               (a) all taxes, rates and duties and assessments including school and local improvement taxes payable by the Landlord in respect of the Building; and
               (b) all taxes, rates and duties and assessments in respect to the Lands, all of such taxes, rates, duties and assessments described in this Article 5.3 hereinafter referred to as the “Taxes”. Taxes shall only be payable for the period of the Term and shall be pro-rated for periods of less than a calendar year falling within the Term.
          5.4. Tax Appeal
          The Tenant may, after first having given the Landlord written notice of its intention to do so, appeal, at its expense, any assessment of Taxes or the amount thereof relating to the Leased Premises. If the Landlord appeals any assessment of Taxes, provided the Tenant has not already elected to do so, the Tenant will pay the Landlord the Landlord’s costs and expenses incurred in making such appeal and if, in case of appeal, the Taxes are reduced, the Tenant will be repaid any over payment of Taxes upon receipt of same from the taxing authority.
          5.5. Utility Charges
          To pay all charges for services and utilities including electricity, gas, air-conditioning, heating, fuel, water, sewer and telephone, delivered or provided to or made available upon the Leased Premises, and other costs which are metered, charged, levied or rated directly to the Tenant in respect of the Leased Premises, and if, at any time, during the Term or any renewal or extension thereof, the Landlord is required to pay any or all of the foregoing, then a sum equal to the amount so paid shall forthwith become due and be collectible upon demand and the Landlord shall have the same rights and remedies with respect to said sum as if the same were rent reserved hereunder.
          5.6. Lighting Replacement and Maintenance
          From and after the Commencement Date to pay the total cost of replacement of any burned out electric light bulbs, tubes and ballasts and the total cost of cleaning fixtures, tubes and plastics in the Leased Premises.
          5.7. Recharge of Insurance Premiums
          To pay on demand during the Term, the premiums payable or paid by the Landlord in respect of the insurance coverage referred to in Article 6.3 hereof, and, if only a part of a premium year is included in the Term, to pay such insurance premiums as apportioned on a per diem basis.
          5.8. Voiding Insurance
          Not to do or omit or permit to be done upon the Leased Premises anything which shall cause the rate of insurance premiums upon the Leased Premises, to be increased and if the insurance premium increases as aforesaid, the Tenant shall pay to the Landlord ‘forthwith upon demand the amount by which the Landlord’s insurance premiums so increased. If notice of cancellation is given respecting any insurance policy upon the Leased Premises, or should any insurance company refuse to renew any insurance policy on the Leased Premises by reason of the Tenant’s use or occupation of the Leased Premises, the Tenant shall forthwith remedy or rectify such use or occupation upon being requested to do so in writing by the Landlord, and if the Tenant shall fail to do so forthwith, the Landlord may at its option terminate this Lease immediately by notice in writing of its intention so to do, and thereupon rent and any other payments ‘for which the Tenant is liable under this Lease shall be apportioned upon a per diem basis and paid in full to the date of such termination of the Lease, and the Tenant shall deliver up vacant possession of the Leased Premises to the Landlord within twenty (20) days of receipt of such notice and the Landlord may re-enter and take possession of them.
          5.9. Estimated Operating Costs and Property Taxes
          To permit the Landlord to estimate the Operating Costs and Taxes payable by the Tenant during each year or portion thereof from time to time and to pay such estimated Operating Costs and Taxes to the Landlord forthwith after receipt from the Landlord of such estimates, with any overpayment to be rebated by the Landlord within thirty (30) days or any deficiency to be paid by the Tenant within thirty (30) days of when the actual amount of such Operating Costs or Taxes are known and, if only a part of a calendar year is included in the Term, to pay such Operating Costs and Taxes as apportioned upon a per diem rate.
          5.10. Intent of Lease
          To pay all costs such that the Lease of the Leased Premises shall be a completely carefree net lease for the Landlord except as shall be otherwise provided in the specific provisions contained in this Lease, and that the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, and the Tenant, except as otherwise provided in the specific provisions contained in this Lease, shall pay all charges, impositions and costs of every nature and kind relating to the Leased Premises whether or not referred to herein and whether or not within the contemplation of the Landlord or the Tenant, and without restricting the generality of the foregoing, the Tenant shall pay all taxes, insurance payments and other costs, expenses and charges relating to the operation of the Leased Premises including costs incurred by the Landlord pursuant to Articles 6.2 and 6.3 but not including the payment of any interest or principal required to be paid by the Landlord under any mortgage relating to the Leased Premises and not to include any income taxes that are payable by the Landlord.
          5.11. State of Repair
          Subject to Article 9, to promptly repair and maintain the Leased Premises in good condition including, without limitation, the roof, the roof membrane and the structural elements (not including structural replacement or repairs required due to inherent structural defects) of the Building, the exterior, interior and floors of the Building, all wiring, sprinkler systems, fences, paved areas and landscaped areas, all water, sewer and gas connections, pipes and mains, and all other fixtures, machinery, facilities, equipment and appurtenances comprising the Leased Premises or any part thereof, except for reasonable wear and tear and damage caused by a negligent or deliberate act of the Landlord, its servants or agents and except the replacement of the roof structure described in Article 6.2. The Tenant shall also maintain the roof, including regular inspections by knowledgeable people and preventative maintenance and repair, and keep the roof and drains of the Building free and clear of snow and ice or other materials which might impair or damage the roof or any other portion of the Building. The Tenant shall permit the Landlord to enter and view the state of repair, to repair according to notice in writing given to the Tenant by the Landlord and, except as aforesaid, to leave the Leased Premises is such state of repair in which the Tenant is required to maintain the Leased Premises hereunder.
          5.12. Failure to Repair
          To repair in accordance with the provisions hereof; but if the Tenant should fail to repair in accordance with the provisions hereof, or if there is a need for emergency repairs, to permit the Landlord, its agents or employees, to enter the Leased Premises and make the required repairs and for that purpose the Landlord may bring or leave upon the Leased Premises all necessary tools, materials and equipment and the Landlord will not be liable to the Tenant for any inconvenience, annoyance of loss or business or any injuries or damages suffered by the Tenant by reason of the Landlord effecting or attempting to effect such repairs unless caused by the negligence of the Landlord, its agents or employees, and the expense of such repairs shall be borne by the Tenant who shall pay it to the Landlord forthwith upon demand, and if not so paid, shall be deemed to be additional rent in arrears hereunder, provided that nothing herein shall require the Landlord to effect or attempt to effect such repairs.
          5.13. Rules and Regulations
          To observe and be bound by, and cause its employees, licensees and invitees to observe, the rules and regulations included as Article 23 in this Lease.
          5.14. Observance of Law
          To conduct its business in the Leased Premises and use the Leased Premises in such a manner as to comply with any and all Statutes, Bylaws, Rules and Regulations of any Federal, Provincial, Municipal or other competent authority for the time being in force relating to such business or the use by the Tenant of the Leased Premises.
          5.15. Waste and Nuisance
          Not to do or suffer any waste or damage, disfiguration or injury to the Leased Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof, and not to place therein any safe, heavy business machine or other heavy thing, without first obtaining the consent in writing of the Landlord; and not to use or permit to be used any part of the Leased Premises for any use which in the Landlord’s reasonable opinion, is dangerous, noxious or offensive trade or business and not to cause or permit any nuisance on the Leased Premises.
          5.16. Entry by Landlord
          To permit the Landlord, its servants or agents to enter the Leased Premises at any time and from time to time for the purpose of inspecting and of making repairs, alterations or improvements to the Leased Premises, or for the purpose of showing the Leased Premises to prospective purchasers, mortgagees or other encumbrancers or tenants and the Tenant shall not be entitled to compensation for any inconvenience, nuisance, loss of profits or business or discomfort occasioned thereby. The Landlord, its servants or agents, may, at any time, enter upon the Leased Premises to remove any article or remedy any condition which, in the opinion of the Landlord acting reasonably would be likely to lead to cancellation of any policy of insurance upon the Leased Premises or any part thereof, and such entry by the Landlord shall not be deemed to be re-entry provided always that the Landlord shall, if making such repairs, alterations or improvements, proceed expeditiously.
          5.17. Showing Leased Premises
          To permit the Landlord or its agents to show the Leased Premises to prospective tenants between the hours of 9:00 a.m. and 5:00 p.m. of the last six (6) months of the Term, and to permit the Landlord to place the usual type of notices to the effect that the Leased Premises are for rent, which notices shall not be removed or obstructed by the Tenant.
          5.18. Indemnity
          Except as otherwise specifically provided herein, to indemnify and save harmless the Landlord from and against any and all liability, loss, claims, demands, damages or expenses, including legal expense (on a solicitor and own client basis), arising out of injury to any’ person (including injury resulting in death), damage to, loss of or theft of any property of any person occurring within, on or about the Leased Premises; and to indemnify and save harmless the Landlord. ‘from and against any and all liability, loss, claims, demands, damages or expenses caused by or arising out of the breach, default or default or non-observance by the Tenant of any provision of this Lease. This provision shall survive and remain in full force and effect after the expiration or sooner termination of this Lease.
          5.19. Alterations
          Not to make or erect in the Leased Premises any installations, alterations, additions or partitions without submitting drawings and specifications to the Landlord and obtaining the Landlord’s prior written consent in each instance, and further to obtain the Landlord’s prior written consent to any change in such drawings and specifications submitted as aforesaid subject to payment of the actual reasonable cost to the Landlord of having its architect approve such changes, before proceeding with any work based on such drawings or specifications; such work may be performed by contractors engaged by the Tenant and approved by the Landlord, but in each case only under written contract approved in writing by the Landlord and subject to all reasonable and appropriate conditions which the Landlord may impose.
          5.20. Interior Finishes
          To install in the Leased Premises only such window shades, drapes or floor coverings, and to apply only such wall coverings and paints, as are first approved in writing by the Landlord, such consent not to be unreasonably withheld, and to install or apply the same by competent workmen.

          5.21. Glass
          To restore or replace forthwith at its expense, any broken or damages glass on the Leased Premises that occurs after occupancy of the Leased Premises by the Tenant.
          5.22. Signs.
          Not to paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the exterior of the Building or which is visible from the outside thereof, without the prior written consent of the Landlord, such consent not to be unreasonably withheld.
          5.23. Keep Tidy
          On each day to leave the Leased Premises in a reasonably tidy condition and to keep the Leased Premises free of rubbish and debris at all times and to provide proper receptacles for waste and rubbish.
          5.24. Certificates
          At any time upon not less than five (5) days prior written notice, to execute and deliver to the Landlord a statement in writing certifying that the Lease is unmodified (or, if modified, stating the modifications), that it is in full force and effect, the amount of the annual rent paid hereunder, the dates to which such rents and other charges hereunder have been paid, by installment or otherwise, and whether there is any existing default on the part of the Landlord of which the Tenant has notice.
          5.25. Insurance
               (a) To maintain Public Liability Insurance naming as additional insured the Landlord or other such persons or corporations as may from time to time be named or appointed by the Landlord or its assignee or its successor under this Lease in the minimum amount of Three Million ($3,000,000) Dollars per occurrence inclusive limits.
               (b) To place and maintain Tenant’s Legal Liability Insurance in the amount equal to the replacement value of the Leased Premises.
          5.26. Encumbrances
               (a) Not to cause, permit or suffer any caveat, builder’s lien or other encumbrance to be maintained against the Landlord’s title to the Leased Premises without the prior written consent of the Landlord, except this Lease or a caveat based thereon, and if the Tenant shall fail to cause any of the same to be discharged within fifteen (15) days after receipt of notice from the Landlord so to do, the Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceedings deemed appropriate by the Landlord and any amount paid or expense incurred, including legal ‘fees (on a solicitor and own client basis) relating thereto shall be deemed to be additional rent for the Leased Premises and shall be due and payable by the Tenant to the Landlord within thirty (30) days of written demand, provided that the Tenant shall not be deemed to be in default hereunder while it contests any and all such caveats, liens or encumbrances in good faith.

               (b) Not to cause, permit or suffer any Caveat, Builder’s Lien, Conditional Sales Agreement, Chattel Mortgage or other encumbrance to any improvements by the Tenant on the Leased Premises without the prior written consent of the Landlord, except this Lease or a caveat based thereon.
          5.27. Payments on Behalf of Tenant
          At any time during the Term or any renewal thereof, the Landlord is required to pay or pays any amount required to be paid by the Tenant under this Lease, to then pay the amount so paid immediately on written demand to the Tenant as additional rent.
          5.28. Keep Occupied
          Not to vacate the Leased Premises.
          5.29. Deliver Up Possession
          To peaceably surrender and deliver up the Leased Premises at the expiration or sooner termination of the Lease in the condition in which the Tenant is required to maintain the Leased Premises hereunder.
ARTICLE 6
THE LANDLORD COVENANTS
          The Landlord covenants with the Tenant as follows:
          6.1. Quiet Enjoyment
          That provided the Tenant shall pay the rent hereby reserved when due and performs the terms, conditions and covenants on its part herein contained, then the Tenant shall peaceably hold the Leased Premises during the term of the Lease without interruption by the Landlord or any person rightfully claiming through or in trust for the Landlord.
          6.2. Replacement
          To replace when required the roof structure (but not the roof membrane) of the Building and for one year commencing February 1, 2006 complete replacement of the HVAC systems and replacement of an entire packaged rooftop air conditioning unit.
          6.3. Insurance
          Subject to commercial availability, the Landlord will obtain and maintain insurance in amounts, against risks, in a form and with insurers as is prudent having regard to the business conducted on the Leased Premises, including without limitation:
               (a) all-risks property insurance on the Building;
               (b) if any boiler or pressure vessel is operated on the Leased Premises insurance against loss or damage by explosion of such boiler or pressure vessel.

The insurance required by this Article 6.3 will be effected and maintained to such amounts as will reasonably protect the Tenant and the Landlord against such loss or damage and in any event to the same extent as would be usual and prudent for persons carrying on a similar business and operating and owning similar properties similarly located; provided, subject to commercial availability, that the Landlord will at all times maintain an amount of insurance at least equal to the full replacement cost for all of the Building and all such insurance shall be without co-insurance or in a stated amount without co-insurance and will be effected and maintained with such insurers as may be selected by the Landlord. The Landlord will deliver certificates of insurance evidencing the required insurance to the Tenant at the Tenant’s request.
          6.4. Adjustment of Operating Costs and Taxes
          To furnish to the Tenant on or before the expiration of three (3) months after the Landlord’s fiscal year end, a Statement of Operating Costs and Taxes during the immediate preceding fiscal year or portion thereof, such statement to be certified correct by a responsible officer of the Landlord. Within thirty (30) days after delivery of such a statement, the Landlord or the Tenant (as the case may be) shall have appropriate adjusting payment in the amount of the difference between the total Operating Costs and Taxes actually paid by the Tenant in respect of such fiscal period or portion thereof and the Operating Costs and Taxes that should have been paid by the Tenant in respect of the corresponding periods.
ARTICLE 7
INSTALLATIONS
          7.1. Tenant Installation
          All articles of personal property and all business and trade fixtures, machinery and equipment and furniture, owned or installed by the Tenant at the expense of the Tenant in the Leased Premises, shall remain the property of the Tenant and the Tenant, if not in default, may remove its property at any time during the Term, provided that the Tenant, at its expense, shall repair any damage to the Leased Premises caused by such removal or the original installation. The Landlord may require the Tenant, at the Tenant’s expense, to remove all or any part of the afore-described property at the expiration or sooner termination of this Lease and to repair any damage to the Leased Premises caused by such removal and if the Tenant does not remove its property forthwith after written demand by the Landlord then the Landlord may enter the Leased Premises and remove all or any part of the afore-described property and repair any damage to the Leased Premises caused by such removal all at the expense of the Tenant forthwith to the Landlord upon written demand and the Landlord will not be responsible for any loss or damage to such property because of such removal provided that the Landlord may elect not to remove such property in which event it shall be deemed to be the Landlord’s property.
          7.2. Alterations and Additions
          All installations, alterations, additions, partitions and fixtures except those items described in Article 7.1 above, in or upon the Leased Premises, whether placed there by the Tenant or the Landlord, shall, immediately upon such placement become the Landlord’s property without compensation therefor to the Tenant and, except as hereinafter mentioned shall not be removed from the Leased Premises by the Tenant at any time either during or after the term provided that the Landlord shall be under no obligation to repair or maintain installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant or the Landlord.
ARTICLE 8
PROPERTY LOSS, DAMAGE, REIMBURSEMENT
          8.1. Liability
          The Landlord, its servants or agents, shall not be liable for, and the Tenant will indemnify and hold the Landlord harmless from and against any loss, injury (including injury resulting in death) or damage howsoever caused to any persons using the Leased Premises, or to vehicles or their contents or any other property thereon, or for any damage to property entrusted to the Landlord or its employees or for the loss of any property by theft, burglary, vandalism or breaking and entry, or from falling plaster, steam, water, rain, snow or dampness which may leak into, issue from, flow into or be found upon the Leased Premises, or for any loss, damage or injury (including injury resulting in death) to any person or property caused by or attributable to the condition, location or arrangement of any electric, telephone, gas, plumbing, air-conditioning or heating wiring, pipes, conduits or apparatus or other service supplied to, passing through or used on, within or in connection with the Leased Premises, unless such loss, injury or damage is caused solely by the negligence of the Landlord. This provision shall survive and remain in full force and effect after the expiration or sooner termination of this Lease.
          8.2. Reimbursement
          The Tenant shall reimburse the Landlord for all actual expenses (including legal fees on a solicitor and own client basis), costs, damages, loss or fines incurred or suffered by the Landlord by reason of any breach, violation or non-performance by the Tenant of any covenant or provision of this Lease or by reason of damage to persons or property caused by the Tenant, its servants or agents.
          8.3. Notice
          The Tenant shall give the Landlord immediate notice in case of injury, damage, fire or accident in the Leased Premises.
          8.4. Landlord’s Repair of Tenant’s Damage
          If the Landlord shall repair any damage caused by the Tenant then the cost or expense incurred by the Landlord with respect to such repair shall be deemed to be additional rent for the Leased Premises and shall be due and payable by the Tenant to the Landlord within thirty (30) days of written demand.

ARTICLE 9
DAMAGE TO OR DESTRUCTION OF THE LEASED PREMISES
          9.1. Damage or Destruction of Leased Premises
          In case the Leased Premises, or any part thereof, shall at any time during the Term or any renewal thereof be damaged or destroyed by any cause whatsoever (except where it is the responsibility of the Tenant to repair) such that, in the reasonable opinion of the Landlord, they are rendered unfit in whole or in part for the purposes of the Tenant then the following shall apply:
               (a) if, in the opinion of the Landlord, the Leased Premises shall be capable with reasonable diligence of being repaired and rendered fit for occupation within one hundred eighty (180) days from the happening of such damage, but the damage is such as to render the Leased Premises wholly unfit for occupancy, then the rent and all additional rent hereby reserved shall be suspended after such damage while the process for repair is going on, and the Landlord shall repair the same with all reasonable speed and the rent and all additional rent shall recommence immediately after such repairs have been completed and the Tenant notified in writing that the Leased Premises are ready for occupancy;
               (b) if, in the opinion of the Landlord, the Leased Premises shall be capable with reasonable diligence of being repaired and rendered fit for occupation within one hundred eighty (180) days as aforesaid and if the damage is such that the Leased Premises are capable of being partially used then, until such damage is repaired, the rent and all additional rent shall be suspended in the proportion that the unoccupied part of the Leased Premises bear to the whole of the Leased Premises for the duration of such repairs and the Landlord shall repair the same with all reasonable speed;
               (c) notwithstanding Article 9.1(b), if, in the opinion of the Landlord, the Building shall be capable with reasonable diligence of being repaired and rendered fit for occupation within one hundred eighty (180) days as aforesaid, and if the damage is such that the Leased Premises are capable of being partially used but fifty percent or more of the floor area of the Leased Premises is materially damaged and the Tenant, acting reasonably, determines that it is unable to carry on its business substantially in the manner carried on prior to such damage within such period, then the rent and all additional rent shall be suspended (provided only if the Tenant ceases its operations in the Leased Premises until such damage is repaired) for the duration of such repairs and the Landlord shall repair the same with all reasonable speed;
               (d) if, in the opinion of the Landlord, the Leased Premises cannot be rebuilt or made fit for the purpose of the Tenant within one hundred eighty (180) days of such damage or destruction, the Landlord, instead of rebuilding or making the Leased Premises fit for the Tenant, or the Tenant may terminate this Lease by giving the other within thirty (30) days after the rendering of the Landlord’s opinion, written notice of termination, and thereupon rent and additional rent for which the Tenant is liable under this Lease shall be apportioned on a per diem basis and paid to the date of such damage or destruction and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord;

               (e) in any case, the Landlord shall not be responsible for and the Tenant shall acquire no rights arising from any delay in the repairs;
               (f) the Landlord shall act reasonably in forming any opinion pursuant to this Article 9.1.
          9.2. Impossibility of Performance
          Whenever and to the extent that the Landlord shall be unable to fulfill, or shall be delayed or restricted in fulfilling any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable the Landlord to fulfill such obligation or by reason of any statute, law or order-in-council or any regulation or order or direction of any administrator, controller or board, or any government department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond the control of the Landlord whether of the foregoing character or not, the Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation and the rent shall not be suspended for any inconvenience, nuisance, loss of business or profits, or discomfort thereby occasioned.
ARTICLE 10
ACCESS TO TILE LEASED PREMISES
          10.1. Right of Access
          The Landlord, its servants and agents shall have the right to enter the Leased Premises at reasonable times during normal business hours to examine the same and make repairs, alterations, improvements or additions as the Landlord may be required to make by law or in order to repair and maintain the Leased Premises; and the Landlord shall be allowed to take all material, men, tools and equipment into the Leased Premises that may be required therefor, without the same constituting an eviction of the Tenant in whole or in part and the rent reserved and all other amounts due hereunder shall in no way abate or be suspended while said repairs, alterations, improvements or additions, are being made and the Landlord shall not be liable for any inconvenience to the Tenant or damage to or interruption of the Tenant’s business.
ARTICLE 11
DEFAULT
          11.1. Default
          The Tenant covenants with the Landlord that if any payment of rent or additional rent or any part thereof becomes due and non-payment continues for five (5) days after the due date or if the Tenant shall violate or default under any covenant, agreement or stipulation herein contained on its part to be kept, performed or observed and any such default on the part of the Tenant shall continue for ten (10) days (or such longer period as may be reasonable in the circumstances) after written notice thereof to the Tenant by the Landlord, or in case the Leased Premises shall be vacated or become vacated or remain unoccupied for ten (10) days then, and in any such case, the Landlord, in addition to any other remedy now or hereinafter provided by law, may terminate this Lease forthwith by written notice to the Tenant, and in addition to any other remedy, and the Landlord may re-enter and may remove all persons and property therefrom and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of the Tenant and the Landlord may use all legal remedies in making such removal as the Landlord may deem advisable to recover at once full and exclusive possession of the Leased Premises and such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach or violation by the Tenant of any covenant or agreement on its part to be performed. Such re-entry shall be without prejudice to the Landlord’s rights to recover any outstanding rent or additional rent, to recover damages arising from a breach, or otherwise to enforce its rights hereunder.
          11.2. Bankruptcy
          If, without the written consent of the Landlord, the Leased Premises shall be used by any other person than the Tenant, or for any other purpose than that for which they were let, or if any of the goods and chattels of the Tenant shall at any time be seized in execution or attachment by any creditor of the Tenant, or if the Tenant shall make any assignment for the benefit of its creditors, or if the Tenant shall become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or if the Tenant has a receiver appointed or, if the Tenant is a corporation and any order shall be made for the winding-up or the Tenant or other termination of its corporate existence, then this Lease shall, at the option of the Landlord, cease and determine and the Term shall immediately become forfeited and void and the then current month’s installments of rent and additional rent shall immediately become due and be paid to the Landlord as liquidated damages and not as a penalty and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or other occupant or occupants of the Leased Premises were holding over after the expiration of the Term without any right whatever.
          11.3. Recovery of Adjustments
          The Landlord shall have in addition to any other right or remedy the same rights or remedies in the event of default by the Tenant in payment of any amount payable to the Landlord hereunder, as the Landlord would have in the case of default in payment of rent.
ARTICLE 12
DISTRESS
          12.1. Distress
          Whensoever the Landlord shall be entitled to levy distress against the goods and chattels of the Tenant, it may use all legal remedies necessary for that purpose and for gaining admission to the Leased Premises without being liable to any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all actions, proceedings, claims or demand whatsoever for or on account of or in respect to any such forcible entry or any loss or damage sustained by the Tenant in connection therewith notwithstanding anything contained in any statute now or hereafter enforce limiting or abrogating the right of distress, none of the goods, chattels or trade fixtures of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress and the Tenant hereby waives each and every benefit that could or might have accrued to the Tenant under and by virtue of any statute.
          12.2. Right of Re-Entry
          Upon the Landlord’s entitlement to re-enter the Leased Premises under any provisions for default contained in this Lease, the Landlord, in addition to all other rights hereunder, shall have the right to enter the Leased Premises as the agent of the Tenant by all legal remedies, without being liable therefor and to relet the Leased Premises as the agent of the Tenant and the Landlord may, at the cost of Tenant, make such alterations and repairs as are necessary in order to relet the Leased Premises, and to receive the rent therefor as the agent of the Tenant, and to take possession of any furniture or other property on the Leased Premises and to sell such furniture or other property at public or private sale without notice and to apply the proceeds upon account of the rent under this Lease and the Tenant shall be liable to the Landlord for any deficiency.
          12.3. Right of Termination
          Upon the Landlord’s entitlement to re-enter the Leased Premises under any provisions for default contained in this Lease, the Landlord, in addition to all other rights, shall have the right to immediately terminate this Lease by providing written notice pursuant to Article 15.1, notice in writing of the Landlord’s intention so to do, and thereupon rent shall be computed, apportioned upon a per diem basis and paid in full to the date of such termination and any other payments for which the Tenant is liable under this Lease shall be paid immediately and the Tenant shall immediately deliver up peaceable possession of the Leased Premises to the Landlord, and the Landlord may reenter and take possession thereof.
ARTICLE 13
NON-WAIVER
          13.1. Non-Waiver
          No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect to any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord’s rights hereunder In respect to any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect to any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. The Landlord’s consent to or approval of any act by the Tenant requiring the Landlord’s consent or approval shall not be deemed to waive or render unnecessary the Landlord’s consent or approval to any subsequent similar act by the Tenant.

          13.2. Rights and Remedies
          All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.
ARTICLE 14
HOLDING OVER
          14.1. Holding
          If the Tenant shall remain in possession of the Leased Premises after the expiration of this Lease and no written agreement otherwise provides, the Tenant shall be deemed a Tenant from month to month at a monthly rent, payable in advance, equal to one-ninth (1/9) of the annual rent payable during the immediately preceding lease year and save as to rent, term renewal and Term shall be subject to the provisions of this Lease insofar as the same are applicable.
ARTICLE 15
NOTICES
          15.1. Notices
          Any notice required or contemplated by any provision of the Lease or which the Landlord or Tenant may desire to give to the other shall be sufficiently given by personal delivery, by facsimile or by registered letter, postage prepaid and mailed and addressed to the party to whom such notice is to be given at the address of such party as given in this Lease and any such notice shall be effective as of the day of such personal delivery or facsimile or as of the third day following the date of such posting, as the case may be, provided however, that Saturdays, Sundays, Statutory Holidays and delays caused by strike or other delay in postal service shall extend the period within which notice shall be deemed to have been received. Either party may at any time give notice in writing to the other of any change of address of the party giving such and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word “notice” shall be deemed to include any request, statement or other writing in this lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.
ARTICLE 16
LANDLORD’S ASSIGNMENT OF LEASE
          16.1. Landlord’s Assignment of Lease
          It is understood and agreed between the Landlord and the Tenant that the Landlord may assign this Lease and the rights and obligations hereunder, provided that such assignment by the Landlord shall require that the Assignee accept and agree in writing with the Tenant as to each and every responsibility of the Landlord as described in this Lease, and the Tenant hereby releases the Landlord from its obligations hereunder and any and all claims and demands by and damages and losses occurring to the Tenant and arising after the date of such assignment to the extent that such obligations have been assumed by the Assignee.

ARTICLE 17
APPLICABLE LAW
          17.1. Applicable Law
          The law of the Province of British Columbia shall apply to this Lease and the conditions and covenants herein. The Tenant hereby submits to the jurisdiction of the courts of the Province of British Columbia in any action or proceeding whatsoever by the Landlord to enforce its rights hereunder.
ARTICLE 18
INTERPRETATION
          18.1. Provisions
          All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. Should any provision of this Lease be illegal or unenforceable, it shall be considered separate and severable from the Lease and the remaining provisions of this Lease shall remain in force and be binding upon the parties hereto as though the said provisions had never been included.
          18.2. Headings
          The headings to the clauses in this Lease have been inserted as a matter of convenience and for reference only and in no way define, space or enlarge the scope or meaning of this Lease or any provision hereof.
          18.3. Additional Covenants
          This Lease and everything herein contained shall enure to the benefit of and be binding upon the heirs, executors, administrators, successors, permitted assigns and other legal representatives, as the case may be of each of the parties hereto, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns, and other legal representatives of such party, and where there is more than one tenant, or there is a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary, and all covenants shall be deemed joint and several. Any reference in this Lease to the Tenant shall include, where the context allows, the servants, employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control.
ARTICLE 19
ADDITIONAL COVENANTS
          The following covenants shall apply in addition to the general Articles of this Lease and, in the event of conflict therewith, shall be considered as exceptions to such general articles.

          19.1. Joint and Several Tenants
          If any party includes two or more persons or corporations, or combination of same, the obligations of each person or corporation shall be joint and several.
          19.2. Subordination of Lease
          This Lease is subject to subordinate to all debt security instruments and all indentures supplemental thereto which may now or hereafter affect this Lease and the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly any document in confirmation of such subordination as the Landlord may request and hereby constitutes the Landlord, the agent or attorney of the Tenant for the purpose of executing any such document and of making application at any time and from time to time to register postponements of this Lease in favour of any such mortgage in order to give effect to the foregoing provisions of this clause. The Tenant agrees to grant priority to any easements, rights-of-way or statutory covenants requested by any municipal or provincial authority or utility companies.
          19.3. Subletting and Assigning
          The Tenant shall not assign, sell, transfer, mortgage, sublet or grant a licence as to its interest herein or allow the use or occupation of the Leased Premises or any part thereof without the prior written approval of the Landlord first had and obtained, which approval may not be arbitrarily or unreasonably withheld. All costs incurred by the Landlord in granting its consent including legal fees on a solicitor and own client basis shall be paid by the Tenant. As a condition for granting its consent to an assignment, and in the case of the Tenant assigning or subletting to an entity owned or controlled by the Tenant, the Landlord can require the Assignee to covenant in writing that the Assignee agrees to be bound by the terms, conditions and covenants contained within this Lease. Consent to an assignment or sub-letting shall not release the Tenant from his obligations under this Lease and acceptance of rent from, or the performance of an obligation by a person other than the Tenant shall not constitute consent to an assignment or subletting.
          19.4. Tenant to Remain Liable
          If the Landlord does consent to an assignment or subletting by the Tenant of the Leased Premises or any part thereof, the Tenant shall remain liable for the payment of all rent hereunder and for the performance of all of the provisions of this Lease on its part to be performed.
          19.5. Signage
          The Tenant shall have the right to erect a sign on the outside of the Building at its own expense provided that the sign is approved by the Landlord, such approval not to be unreasonably withheld, and provided such sign shall be installed in a manner and at a location approved by the Landlord, and further provided that such sign conforms in design, size, location and in all other respects conforms with all municipal and governmental statutes.

ARTICLE 20
LEASE ENTIRE RELATIONSHIP
          20.1. Lease Entire Relationship
          The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein expressly provided or except by subsequent agreement in writing executed by the Landlord and the Tenant.
ARTICLE 21
TIME IS OF THE ESSENCE
          21.1. Time is of the Essence
          Time shall be of the essence of this Lease.
ARTICLE 22
NON-REGISTRATION
          22.1. Registration
          The Landlord and Tenant covenant and agree that the Landlord shall not be obligated to deliver to the Tenant this Lease in a form registerable under the Land Title Act.
ARTICLE 23
RULES AND REGULATIONS
          23.1. Rules and Regulations
          The Tenant shall not use the water closets and wash basins and other plumbing fixtures for any purposes other than those for which they were constructed. All damages or servicing resulting from any misuse of the fixtures shall be borne by the Tenant.
          23.2. Except in carrying out work to the Leased Premises which it is permitted to do in accordance with this Lease, the Tenant shall not mark, paint, drill into, or in any way deface any part of the Leased Premises and the Tenant shall not bore, cut or string wires except with the prior written consent of the Landlord, and the Tenant shall not lay any floor covering, so that the same shall be attached to the floor of the Leased Premises without the prior written consent of the Landlord.
          23.3. The Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere in any way with occupants of neighbouring buildings.

          23.4. The Tenant shall only keep upon or allow to be brought upon the Leased Premises any inflammable, combustible or explosive fluid, chemical or other substance in accordance with applicable environmental laws and regulations.
          23.5. The Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of the Leased Premises, nor shall any changes be made in existing locks or the mechanisms thereof without first providing the Landlord with copies of the keys for same. The Tenant shall, upon the termination of the tenancy, return to the Landlord all keys to the Leased Premises.
          23.6. The Tenant shall not install any equipment which will exceed or overload the capacity of any floor, roof, wall, utility or service facility.
          23.7. The Tenant shall not bring any animals onto the Leased Premises.
ARTICLE 24
ENVIRONMENTAL MATTERS
          24.1. Definitions
          For the purposes of this article:
               (a) “Contaminants” means any pollutants, contaminants, deleterious substances, underground or above-ground tanks, asbestos materials, hazardous, corrosive, or toxic substances, special waste or waste of any kind, or any other substance which is now or hereafter prohibited, controlled, or regulated under Environmental Laws; and
               (b) “Environmental Laws” means any statutes, laws, regulations, orders, bylaws, standards, guidelines, permits and other lawful requirements of any governmental authority having jurisdiction over the Leased Premises now or during the Term in force relating in any way to the environment, health, occupational health and safety, or transportation of dangerous goods, including the principles of common law and equity.
          24.2. Tenant’s Covenants and Indemnity
          The Tenant covenants and agrees as follows:
               (a) not to use or permit to be used all or any part of the Leased Premises for the sale, storage, manufacture, disposal, use, or any other dealing with any Contaminants, without the prior written consent of the Landlord, which may be unreasonably withheld;
               (b) to strictly comply, and cause any person for whom it is in law responsible to comply, with all Environmental Laws regarding the Tenant’s use and occupancy of the Leased Premises;
               (c) to maintain all environmental site assessments, audits and reports relating to the Leased Premises in strict confidence (including without limitation any governmental authority) except as required by law, or to the Tenant’s professional advisers and lenders on a need-to-know basis, or with the prior written consent of the Landlord, which consent may be unreasonably withheld;
               (d) to promptly notify the Landlord in writing of any release of a Contaminant or any other occurrence or condition at the Leased Premises or any adjacent property which could contaminate the Leased Premises or subject the Landlord or the Tenant to any fines, penalties, orders, investigations or proceedings under Environmental Laws;
               (e) on the expiry or earlier termination of this Lease, or at any time if requested by the Landlord or required by any governmental authority under Environmental Laws, to remove from the Leased Premises all Contaminants, and to remediate any contamination of the Leased Premises or any adjacent property resulting from Contaminants, in either case brought onto, used at, or released from the Leased Premises by the Tenant or any person for whom it is in law responsible. The Tenant shall perform these obligations promptly at its own cost and in accordance with Environmental Laws. All such Contaminants caused by the Tenant shall remain the property of the Tenant, notwithstanding any rule of law or other provision of this Lease to the contrary and notwithstanding the degree of their affixation to the Leased Premises; and
               (f) to indemnify the Landlord and its directors, officers, employees, agents, successors, and assigns from any and all liabilities, actions, damages, claims, losses, costs, fines, penalties, and expenses whatsoever (including all legal and consultants’ fees and expenses and the cost of remediation of the Leased Premises and any adjacent property) arising from or in connection with:
                    (i) any breach of or non-compliance with the provisions of this Article by the Tenant; or
                    (ii) any release or alleged release of any Contaminants at or from the Leased Premises related to or as a result of the use and occupation of the Leased Premises by the Tenant or any act or omission of the Tenant or any person for whom it is in law responsible.
The obligations of the Tenant under this Article shall survive the expiry or earlier termination of this Lease.
ARTICLE 25
RIGHTS TO RENEW
          25.1. Renewal
          The Tenant shall, provided it is not in material default under any of the terms and conditions of this Lease, have the right to renew the term of this Lease for a further period of Two (2) years after the expiration of the term hereof. This option must be exercised in writing at least six (6) months and no more than eight (8) months prior to the expiration of the Term. In the event that this right to renew is exercised all the other terms and conditions of this Lease, except this right to renew, free rent, the amount of rent and any provisions for improvement allowances, shall be binding upon the parties hereto during such renewal period.
          25.2. The annual rent payable by the Tenant during such renewal period shall be at a rent equal to the fair market rental value of the Leased Premises as improved at the commencement of the specific renewal term and as compared with similar premises of a similar size and location as mutually agreed between the parties, provided that if the parties cannot so agree on the fair market rental value prior to the commencement of any renewal term then it shall be determined by arbitration pursuant to the terms of the Commercial Arbitration Act of British Columbia and any amendments thereto or replacements thereof provided that, in any event, the annual rent shall not be less than the annual rent during the last year of the Term. All expenses of arbitration pursuant to this Article shall be borne equally by the Landlord and the Tenant.
ARTICLE 26
PARKING
          26.1. The Tenant shall have the right during the Term to use all of the paved loading and parking area, consisting of approximately 26 parking stalls, located on the Lands for parking vehicles and/or trailers at no additional cost provided that the Tenant keeps such areas in a clean and tidy state and immediately repairs any damage caused by its use of those areas. All such parking areas shall be used at the sole risk of the Tenant and the Landlord shall not be obliged to police usage thereof. The Tenant will indemnify and save harmless the Landlord from and against all damage to vehicles, the Leased Premises, persons, property, and all personal injury or death by reason of parking or operation of any vehicles, of the Tenant, its employees, agents, customers, and invitees, on the Lands.
ARTICLE 27
FURNITURE AND TELEPHONE SYSTEM
          27.1. The parties hereto acknowledge and agree that the Tenant shall have the free use of, but not ownership of, certain furniture and a telephone system located within the Leased Premises as of the date hereof.
The parties agree to list and sign off on the condition of said furniture prior to the Commencement Date. In the event that the parties hereto can not agree upon the condition of any individual items of furniture the Landlord shall be entitled to remove said individual items of furniture from the Leased Premises without notice to the Tenant. The Tenant hereby agrees to maintain said furniture in the condition it is in as of the date hereof, reasonable wear and tear only excepted, failing which the Tenant shall replace said items of furniture with new furniture of similar quality as required but in any event prior to the expiry of the Term or any renewal thereof .
The parties hereto agree and acknowledge that said telephone system is in good condition and in proper working order as of the date hereof. The Tenant further agrees to maintain, repair or replace said telephone system or components thereof as required to return said telephone system to the Landlord at the expiry of the Term or any renewal thereof in good condition and in proper working order. The Tenant further acknowledges that said telephone system and internet service is operated under a contract between the Landlord and Group Telecom, and the Tenant hereby agrees to assume said contract with Group Telecom, or if this is not possible, to promptly reimburse the Landlord for any and all charges and costs from Group Telecom to the Landlord relating to the Leased Premises upon demand throughout the Term and any renewal thereof.
THIS LEASE shall enure to the benefit of and be binding upon all parties hereto and their respective heirs, executors, administrators, successors and assigns.
IN WITNESS WHEREOF the parties have respectively affixed their corporate seals in the presence of their officers first duly authorized in that behalf or set their hands and seal (as applicable) as of the day and year first above written.
LANDLORD:
2285 CLARK INVESTMENTS LTD.

Per:	/s/ illegible

Authorized Signatory

Per:

Authorized Signatory

TENANT:

LULULEMON ATHLETICA INC.

Per:	/s/ Brian Bacon

Authorized Signatory

Per:

Authorized signatory